UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2018

InterCloud Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-32037	65-0963722
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1030 Broad Street Suite 102 Shrewsbury, NJ	07702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 988-1988

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 6, 2018, InterCloud Systems, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with Spectrum Global Solutions, Inc. (“Spectrum”), a Nevada corporation. Pursuant to the terms of the Agreement, the Company agreed to sell, and Spectrum agreed to purchase, all of the issued and outstanding capital stock and membership interests of ADEX Corp., ADEX Puerto Rico, LLC and ADEXCOMM (“ADEX”).

The purchase price Spectrum will pay for ADEX will include $3,000,000 in cash, of which $2,500,000 will be paid at closing and $500,000 will be retained by Spectrum for 90 days in order to satisfy any outstanding liabilities of ADEX incurred prior to the closing date, and the issuance to the Company of a one-year convertible promissory note in the aggregate principal amount of $2,000,000, which accrues interest at a rate of 6% per annum.

The foregoing description of the Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Agreement attached here to as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated as of February 6, 2018, by and among the Company and Spectrum Global Solutions, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCLOUD SYSTEMS, INC.

Date: February 12, 2018	By:	/s/ Daniel Sullivan
Daniel Sullivan Chief Accounting Officer

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